Exhibit 99.1

Zynex Declares Special Cash Dividend of $0.10 Per Share and 10% Stock Dividend

ENGLEWOOD, CO – November 10, 2021 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, cardiac monitoring and neurological diagnostics, today announced it has declared a one-time special cash dividend of $0.10 per share and a stock dividend of 10% per share. Both dividends are on its Common Stock. The dividends are payable to all common stockholders of record as of the close of business on January 6, 2022, payable on or about January 21, 2022. Based on the current number of shares outstanding the cash dividend is expected to result in an aggregate distribution of approximately $3.5 million. The stock dividend will result in an issuance of approximately 3.5 million additional shares of common stock.

Thomas Sandgaard, CEO, Chairman and Founder said: “With our continued strong financial performance, it is appropriate to reward our shareholders for their support. Returning capital to shareholders reflects our strong financial position and confidence in our future. Following this dividend, our cash balance remains strong and provides us the flexibility to expand our business both through acquisitions and organic growth.”

About Zynex, Inc.

Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation; and the company's proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex also has a fluid monitoring system for use in hospitals and surgery centers. For additional information, please visit: www.zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
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